Exhibit 23.1

CONSENT OF MOSS ADAMS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2007 included in AltiGen Communications, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2007.

/s/  MOSS ADAMS LLP

San Francisco, California
December 28, 2007